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                                                                 Exhibit 10.19.2


                                   Amendment
              to the Contract of Employment of 30.08.1996 between

                                 PAREXEL GmbH
               Independent Pharmaceutical Research Organization
                           Klinikum Westend, Haus 18
                              Spandauer Damm 130
                                D-14050 Berlin

   represented by the sole shareholder PAREXEL Unternehmensbeteiligung GmbH, represented by the Managing Directors Joe von Rickenbach and Prof. Dr. Werner M.
                                   Herrmann
                  -hereinafter referred to as the "Company"-

                                      and

                     Dr. Ulf Schneider, born on 02.06.1957
                     BrunckernerstraBe 49, D-12247 Berlin

             -hereinafter referred to as the "Managing Director"-

  The following amendments come into operation with effect from 01 July 1999:

                                     (S) 4
                                 Remuneration

(1) Basic salary

With effect from 01.07.1999 the Managing Director will receive a fixed annual salary of DM 323.812.--, payable in twelve equal installments, one at the end of each month, plus the employer's contributions (statutory social security pension insurance, health insurance, unemployment insurance and care insurance). Here the different locations will retain the aforementioned percentage split for the salary payments.

Additionally, the Managing Directors will receive a monthly contribution of 99 DM towards the expenses of his children's childcare institution (after presenting a proof of payment). The MD is obliged to inform the company, with sufficient notice, of any changes to the cost of childcare. In the case of a decrease in costs or cessation, this reduction will be taken into account in the yearly salary.

The other provisions of the contract remain unchanged.

Berlin, 22.11.1999

PARAEXEL Unternehmensbeteiligung GmbH                    Managing Director

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                 Amendming contract page 2/2 Dr. U. Schneider

Prof. Dr. W. M. Herrmann                         Dr. U. Schneider